                    AMENDMENT TO MULTI-TENANT OFFICE LEASE

     AGREEMENT made as of the 26th day of April, 1994, by and between EDB Property Partners, LP III, successor to Laurel Larchmont Office, Inc. ("Landlord") and qad, inc. ("Tenant").

                             W I T N E S S E T H:

     WHEREAS, Tenant and Laurel Larchmont Office, Inc. ("LLO") executed and delivered a multi-tenant office lease (the "Lease") for certain premises commonly known as Suites 103 East, 105 East, 200 East, and 200 West (the "Premises") in the building known as 10,000 Midlantic Drive, Mount Laurel, New Jersey; and

     WHEREAS, LLO assigned the Lease to Landlord on or about December 31, 1993; and

     WHEREAS, under Section 13(c) of the Lease, Tenant was required to furnish to Landlord and approve certain plans for work specified on Exhibit C to the Lease ("Tenant Improvements") by January 31, 1994, and, under Section 13(d) of the Lease, Landlord was required to substantially complete the Premises, subject to extensions for delays caused by Tenant and/or by force majeure, by June 1, 1994; and

     WHEREAS, Tenant was unable to furnish plans for Tenant Improvements to Landlord until April, 1994; and

     WHEREAS, the parties agree that the Commencement Date shall be extended;
and

     WHEREAS, the parties wish to adopt procedures to enhance the speed at which the Premises will be completed;

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements hereinafter set forth, the parties hereby agree that the Lease is amended as follows:

     1. The first sentence of Section 7 of the Lease is deleted in its entirety, and the following is substituted therefor:

     "The term of this Lease shall be seven (7) years, zero (0) months commencing September 1, 1994 ("Commencement Date") and ending at 12:00 noon on August 31, 2001."

     2. In addition to any other actions, inactions, causes or events that may cause or result in the postponement or extension of the Commencement Date under the terms and provisions of the Lease, the Commencement Date shall be postponed by the number of days of delay caused by or resulting from any one or more of the following:

         (a) The failure of the plans by the Landlord for Tenant Improvements to be bid, awarded, and approved on a "fast track" basis.

         (b) The failure of Township officials to grant a building permit for Tenant Improvements within twenty (20) days after the application for such permit is submitted.

         (c) The inclusion by the Landlord of any "long lead time" items in the plans for Tenant Improvements.

         (d) The failure of Tenant to respond to the applicable party as to any decisions with respect to Tenant Improvements, change orders, or the completion of the Premises within forty eight (48) hours after such a decision is requested, orally or in writing.

     3. In order to expedite the completion of the Premises, the parties agree that the following will apply to work required to complete the "Project", which for purposes of this Agreement shall mean the completion of the Premises, including without limitation the completion of Tenant Improvements:

         (a) Landlord will engage Cosensa & Associates, Inc. ("C & A") an independent Project Administrator, responsible to both Landlord and Tenant, to oversee and expedite the Project. C&A's fee shall not exceed three percent (3%) of the total cost of completing the Project. The fee will be included in Tenant's construction allowance of $25.00 per rentable square foot, granted under Exhibit C to the Lease.

         (b) Tenant hereby designates Linda K. Rickard as its representative who will have full authority to make binding decisions on behalf of Tenant with respect to the Project, including without limitation authority to approve plans, specifications, modifications, architects, and general contractors. Tenant must cause Ms. Rickard to be available at all times when work on the Project is occurring.

     4. This Amendment supersedes and cancels all prior agreements between the parties hereto with respect to the subject matter hereof,* including without limitation the provisions of paragraphs 1, 2, and 3 of the letter agreement between the parties dated April 19, 1994 and countersigned by Tenant on April 26, 1994.

     5. Except as expressly set forth herein, the Lease is hereby in all respects ratified, confirmed and approved.


*including the additional construction and expense clause and penalty clause contained in Paragraph 13(c) of the lease, and

     IN WITNESS WHEREOF, this Amendment has been duly executed on behalf of each of the parties hereto as of the day and year first above written. *



                                         qad, inc., Tenant

                                         By: /s/
                                            -----------------------------

                                         EDB Property Partners, LP III
                                         Landlord



                                         By: Emmes Laurel Property Corp.,
                                             A Delaware Corporation
                                             General Partner

                                         By: /s/ Andrew Davidoff
                                             ----------------------------
                                             Andrew Davidoff L.P.


* There is attached hereto a Rider which amends the terms of this document and which is hereby incorporated into this document by reference.

                                     RIDER

Notwithstanding anything to the contrary contained in this Amendment:

1. The parties agrees that: (1) Landlord has not caused a delay under Paragraphs 2 (a) and (b) above and that (2) these Paragraphs are now null and void for all purposes;

2. The parties agree that, as of June 2, 1994, Landlord had caused no delay under Paragraph 2 (c) of the Amendment;

3. The following language is added to the end of the Paragraph 2 (d) of the Amendment:

     Provided, however, that if Tenant fails to respond to an initial inquiry from Landlord within forty-eight hours, Landlord may then provide Tenant with a failure to respond notice ("Second Failure Notice"). Should Tenant (once again) fail to respond within forty-eight hours after Tenant's receipt of the Second Failure Notice, then Tenant shall be liable to Landlord for: (a) any rent foregone by Landlord, and (b) any additional construction costs incurred, both as a result of Tenant's failure to respond in a timely matter, under terms of existing lease.

4. The first sentence of Paragraph 13 (c) of the lease is hereby deleted and replaced with the following:

     If Tenant makes any changes to the plans for its space after June 2, 1994, and such changes cause a delay in the Commencement Date or an increase in the construction costs for the space, then Tenant shall pay to Landlord as rent hereunder: (1) any rent foregone by Landlord as a result of said delay, (2) any operating expenses incurred by Landlord (which would have been otherwise paid by Tenant) as a result of said delay, and (3) any increase in construction costs carried by said delay, all of which payments shall be due and payable under the terms of the existing lease.

5. Paragraph 4 of the Amendment is hereby deleted and replaced with the following:

     Where this Amendment conflicts with the terms of the Lease or any other prior written or oral agreement between the parties, the terms of this Amendment shall control and be paramount. Notwithstanding the foregoing, the letter agreement between the parties dated April 19th, 1994 (a copy of which is attached hereto and incorporated herein by reference) is now null and void for all purposes, except paragraph 4. The parties agree that Paragraph 4 of the letter is incorporated into a pre-existing lease dated July 13, 1990 for 2000 Midlantic Drive by Amendment #7.

April 19, 1994

Linda K. Rickard
Manager, Regional Administrative Services qad inc.
2000 Midlantic Drive
Suite 100
Mt. Laurel, NJ, 08054

Re: Lease agreement between qad, inc.,(Tenant), and Laurel Larchmont Offices, Inc. (Landlord), for 10000 Midlantic Drive, Mt. Laurel, NJ assigned to EDB Property Partners, LP III as Landlord on December 31, 1993

Dear Linda:

The following recaps our discussion with Andrew Davidoff on Friday, April 15 concerning the tenant improvements for the above referenced Lease Agreement:

The Lease was drafted with the intention that qad would submit tenant improvement plans to us for our approval by January 31, 1994, in order for the tenant improvements to be completed by June 1, 1994., We received the tenant improvement plans in early April and thus will not be able to complete construction by June 1, 1994, as originally intended.

To assist qad in expediting the tenant build out, we will modify the Lease as follows:

1. Cosenza & Associates, Inc. will be engaged as an independent project administrator, jointly responsible to both Landlord and Tenant, to oversee and expedite the construction of your space. Cosenza & Associates' fee which may be up to 3% of the total project cost, will be included in the $25.00 per square foot tenant allowance specified in the Lease.

2. The rent commencement and substantial completion dates specified in the Lease will be changed from June 1, 1994 to September 1, 1994. This is an aggressive deadline and therefore requires the following to occur:

     a. The project must be designed, bid, awarded, and approved by the Township building code officials on a "Fast Track" basis. There must be no "long lead time" items on the Tenant's specifications.

April 19, 1994                        -2-

Linda K. Rickard

     b. Tenant schematic drawings submitted to Cosenza & Associates are complete and fully approved by qad.

     c. Project decisions required from qad, from this date forwarded, will be received within 48 hours after receipt of same.

     d. A maximum of two architectural firms will be asked to bid on project drawings. A maximum of four general contractors will be asked to bid on project construction. qad will approve the architects and general contractors asked to bid.

     e. qad will appoint one representative of qad, inc. who will be on-site and fully authorized to make decisions, such as approving plans, specifications, modifications, etc., within the 48 hours specified in paragraph 2.c.

3. We will provide architectural and engineering plans and tenant improvements as per the Lease Agreement referenced above.

4. Regarding the rent commencement date for the additional space qad currently occupies at 2000 Midlantic Drive, qad agrees to begin paying, as of July 1, 1994 additional annual rent of $7.00 per square foot.
     The additional rent is calculated and paid in advance on a monthly basis. Attached is a copy of the Lease Amendment, outlining the terms of this agreement, which was submitted to you for your execution on April 8, 1994.

Please indicate your agreement with the above by signing as designated below and I will institute the necessary lease modifications. If you have any questions, please contact me immediately at (609) 439-1414.

Kind Regards,

/s/ Anthony S. Rimikis

Anthony S. Rimikis
General Manager


Approved: /s/ Linda K. Rickard
          ------------------------                                   ----------
            Linda K. Rickard                                            Date


cc:  Andy Davidoff

                              [LETTERHEAD]

                                                               January 10, 1994

FEDERAL EXPRESS
---------------

Ms. Linda K. Rickard
Manager - Regional Administrative Services
QAD Inc.
2000 Midlantic Drive
Suite 100
Mount Laurel, New Jersey  08054

     Re: Multi-Tenant Office Lease between
         Laurel Larchmont Office, Inc. and
         QAD, Inc.
         Premises: 10000 Midlantic Drive
                   Mount Laurel, New Jersey
         ----------------------------------

Dear Ms. Rickard:

     This law firm represents EDB Property Partners L.P. III, the entity which acquired title to the captioned property from Laurel Larchmont Office, Inc. on December 30, 1993. On behalf of the new owner of the premises, I am enclosing one fully executed copy of the captioned Lease. Please be advised that this Lease was assigned to the new owner in connection with the sale of the premises. I have also enclosed for your file a copy of a letter dated December 30, 1993 from the previous owner advising of the transfer of title.

     All future payments under the Lease should be directed to EDB Property Partners L.P. III, care of Emmes Asset Management Corp., 52 Vanderbilt Avenue, Suite 1510, New York, New York 10017. Any inquiries regarding the premises and the Lease should be directed to Mr. Andrew Davidoff at Emmes Asset Management

[LETTERHEAD]
   Ms. Linda K. Rickard
   January 10, 1994
   Page 2



Corp., who may be reached by telephone at 212-867-5050 (Extension 306).

                                       Very truly yours,

                                       /s/ Gary S. Kleinman

                                       Gary S. Kleinman


GSK:bmw
Encl.
cc: Mr. Andrew Davidoff
    (by hand, w/encl.)

                               LAUREL LARCHMONT OFFICE, INC.
                                c/o Midlantic National Bank
                                    499 Thornall Street
                                        P.O. Box 600
                                 Edison, New Jersey  08818


                                      December 30, 1993

Qad Inc.
10000 Midlantic Drive
Mt. Laurel, New Jersey

Attention: Linda K. Richard, Manager,
           Regional Administration Services

      Re:  Lease between Laurel
           Laurel Office Inc. and Qad Inc.
Premises:  10000 Midlantic Drive
           Mt. Laurel, New Jersey

Dear Ms. Richard:

     We have enclosed for your files one (1) fully executed original of the captioned Lease, which has been dated as of December 29, 1993.

     Please be advised that the Premises were sold to EDB Property Partners L.P. III on December 30, 1993.

     Accordingly, all future payments and inquiries regarding the Premises and the Lease should be directed to the managing agent for the new landlord as follows:

               EDB Property Partners L.P. III
               c/o Emmes Asset Management Corp.
               52 Vanderbilt Avenue, Suite 1510
               New York, New York  10017
               Attention:  Andrew Davidoff
               (212) 867-5050

     Thank you for your attention to this matter.

                                       Very truly yours,

                                       LAUREL LARCHMONT OFFICE, INC.

                                       By: /s/ James Lanno
                                          --------------------------
                                          James Lanno
                                          Vice President

LANDLORD:     LAUREL LARCHMONT OFFICE, INC.

TENANT:       qad, inc.

PREMISES:     10000 MIDLANTIC DRIVE, SUITE
              MOUNT LAUREL, NEW JERSEY


              INDEX TO MULTI-TENANT OFFICE LEASE

DESCRIPTION                                         PAGE
-----------                                         ----

 1.  DATE OF LEASE                                  1

 2.  LANDLORD                                       1

 3.  TENANT                                         1

 4.  NOTICES                                        1

 5.  PREMISES                                       2

 6.  USE OF PREMISES                                2

 7.  TERM                                           3

 8.  RENT                                           4

 9.  LATE PAYMENT                                   8

10.  SECURITY DEPOSIT                               9

11.  SIGNS                                          9

12.  EXCESS USE OF ELECTRICITY                      9

13.  CONDITION OF PREMISES                          9

14.  REPAIRS AND MAINTENANCE                       12

15.  ALTERATIONS AND TRADE FIXTURES                14

16.  ACCESS TO PREMISES                            16

17.  ECRA COMPLIANCE                               16

18.  BUILDING SERVICES                             18

19.  ASSIGNMENT AND SUBLETTING                     21

20.  MECHANICS' LIENS                              23

21.  INDEMNIFICATION AND LIABILITY INSURANCE       24

22.  WAIVER OF SUBROGATION                         27

23.  WAIVER OF CLAIMS                              27

24.  FIRE OR OTHER CASUALTY                        28

25.  SUBORDINATION AND NON-DISTURBANCE             30

26.  CONDEMNATION                                  31

27.  ESTOPPEL CERTIFICATE                          32

28.  DEFAULT                                       33

29.  REMEDIES                                      35

30.  REQUIREMENT OF STRICT PERFORMANCE             39

31.  RELOCATION OF TENANT                          40

32.  LANDLORD'S OBLIGATIONS                        40

33.  LANDLORD'S LIABILITY                          40

34.  SUCCESSORS                                    40

35.  GOVERNING LAW                                 41

36.  SEVERABILITY                                  41

37.  CAPTIONS                                      41

38.  GENDER                                        41

39.  WARRANTIES OF TENANT                          41

40.  ENTIRE AGREEMENT                              42

41.  WAIVER OF TRIAL BY JURY                       43

42.  CONSENT OF THE PARTIES                        43

43.  ADDITIONAL SCHEDULES                          43

44.  BINDING EFFECT                                43

                         MULTI-TENANT OFFICE LEASE

1.  DATE OF LEASE:

2.  LANDLORD:              Laurel Larchmont Office, Inc.

    Address of Landlord:   c/o Midlantic National Bank
                           499 Thornall Street
                           P.O. Box 600
                           Edison, New Jersey  08818

3.  TENANT:                qad, inc.

    Address of Tenant:     6450 Via Real
                           Carpinteria, California  93013

    Tenant's SIC Number:   7757

4.  NOTICES

         Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either personally served or forwarded by Registered or Certified Mail, Return Receipt Requested postage prepaid, and addressed as follows:

    LANDLORD:  Laurel Larchmont Office, Inc.
               c/o Midlantic National Bank
               499 Thornall Street
               P.O. Box 600
               Edison, New Jersey 08818

    TENANT:    qad, inc.
               10000 Midlantic Drive
               Suites 103 East, 105 East, 200 East and 200 West
               Mount Laurel, New Jersey 08054

        Each such mailed notice shall be deemed to have been given to or served upon the party to which addressed two (2) days after the date the same is deposited in the United States Registered or Certified Mail, postage prepaid, and properly addressed in the manner above provided. Either party hereto may change its address to which said notices shall be delivered or mailed by giving written notice of such change to the other party hereto as herein provided.

5.  PREMISES

    (Include street address, approximate square footage, suite number, and lot & block number)

                      10000 Midlantic Drive
                      Suites 105 East, 200 East and 200 West
                      Mount Laurel, New Jersey  08054

                      R.S.F. Suite 103 East      3,384 sf.
                             Suite 105 East      9,412 sf.
                             Suite 200 East     22,287 sf.
                             Suite 200 West     22,188 sf.
                                                ----------
                                Total:          57,271 sf.
                      Block #513, Lot #3

         As identified on Exhibit "A" ("Premises") in the building known as 10000 MIDLANTIC DRIVE ("Building").

         Landlord, for and in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby lease, demise and let unto Tenant the Premises, together with the right to use in common with the other tenants in the Building, six (6) parking spaces per 1,000 square feet located adjacent to the Building and non-exclusive use of the walks, access roads and land surrounding the Building and the common areas in the Building.

6.  USE OF PREMISES

         The Tenant covenants and agrees to use the Premises as OFFICE AND RELATED PURPOSES. Tenant agrees not to use or permit the Premises to be used for any other purpose without the prior written consent of the Landlord endorsed hereon. No machinery, equipment or other thing that could cause unusual vibration, noise, odor or fumes shall be installed or placed therein. Tenant shall not use or occupy the Premises for any other purpose or business without the prior written consent of Landlord which consent Landlord agrees shall not be unreasonably withheld. Tenant shall not subject any portion of the floor to greater loading than that portion of the Premises is designed to carry.

         Tenant shall observe and comply with the rules and regulations attached hereto, as Exhibit "B", as well as applicable laws and governmental regulations as currently or hereinafter enacted and to all reasonable requirements of the insurer of the Premises or other Building which the Premises are a part. Tenant agrees to promptly furnish Landlord with a copy of any notice that it receives that it is in violation of any applicable law or governmental regulations.

7.  TERM

         The term of this Lease shall be SEVEN (7) YEARS, ZERO (0) MONTHS commencing on June 1, 1994 ("Commencement Date") and ending at 12:00 noon on May 31, 2001. In no event shall Landlord be liable to Tenant for any actual or consequential damages in the event that Landlord is unable to deliver possession on the date indicated due to the failure of any prior Tenant to vacate the Premises at the termination of its Lease or if any work necessary to make the Premises ready for Lessee's occupancy is not accomplished due to shortages or unavailability of material, labor or other causes beyond Landlord's control. In the event that the Landlord is delayed in giving possession as provided herein, the termination date of the Lease shall be extended accordingly.

         If the Lease term does not commence upon the date indicated above, Landlord and Tenant shall, by separate writing, set forth the date that the Lease term commenced and will terminate.

8.  RENT

         (a) Tenant shall pay to Landlord, without set off or deduction, at its offices, P.O. Box 600, Edison, New Jersey 08818 or such other place as Landlord directs, rental as set forth below:

    TERM                PSF RATE              MONTHLY RENT         ANNUAL RENT
    ---------------------------------------------------------------------------
    Year 1              $12.00 (x             $45,271.00           $543,252.00
                        45,271 sf)

    Year 2              $12.00                $57,271.00           $687,252.00

    Years 3 thru 5      $12.50                $59,657.29           $715,887.50

    Years 6 and 7       $13.00                $62,043.58           $744,523.00


    Payable on the first business day of each month during the term of this Lease except that the first month's rent shall be payable upon the execution of this Lease.

         (b) In addition to the minimum annual rental, Tenant shall pay to Landlord its proportionate share of all operating costs incurred during each calendar year (pro rated where appropriate) during the term of this Lease.

    This operating cost shall be estimated by Landlord at the commencement of the rental term and Tenant shall pay to Landlord in addition to the basic rent and on the same day provided in paragraph 8(a) 1/12 thereof. The estimated operating cost for the year in which this Lease commences is $7.00 per R.S.F. As an inducement to Tenant, Landlord shall fix the operating expenses during the first twelve (12) months at a rate of $6.27 per square foot or $29,924.10 per month. The Tenant's proportionate share is 32.62 percent (57,271 sf DIVIDED BY 175,573 sf = 32.62%). The operating expenses shall include all costs normally incurred in the maintenance and operation of an Office Building, less any charges invoiced directly to other tenants in the Building and shall include:

              (i) Real estate taxes assessed on the Building, land underlying same, parking areas or other common elements including any assessments or municipal improvements;

              (ii) All costs and expense directly related to the operation of the Building including preparing units for rental, lighting, cleaning, insuring, removing snow, ice and debris, policing and regulating traffic in the area immediately adjacent to the Building and depreciation of machinery and equipment used for such operation;

              (iii) All costs and expense, other than those of a capital nature, of replacing paving, curbs, walkways, landscaping (including replanting and replacing flowers and other planting), drainage and lighting facilities in the Building and areas immediately adjacent thereto;

              (iv) Electricity and fuel used in lighting, heating, ventilating, and air conditioning of the Premises;

              (v) Maintenance of mechanical and electrical equipment including heating, ventilating and air conditioning equipment in the Premises;

              (vi) Window cleaning and janitorial service, including janitorial equipment and supplies;

              (vii) Maintenance of elevators, rest rooms, lobbies, hallways and other common areas of the Building;

              (viii) Wages for personnel directly involved in the building management and operation, including all taxes payable by Landlord thereon and fringe benefits;

              (ix)   Water and sewer rents, charges and standby fees; and

              (x) Accounting fees, management fees and legal fees which directly benefit the overall operation of the Building, it is expressly agreed that legal fees incurred in an action against an individual tenant shall not be deemed includable as an operating expense pursuant to this provision.

              (xi) All costs associated with maintaining, operating and monitoring any security system or sprinkler system.

              (xii) Any other expense or charge which would be considered an expense of maintaining, operating or repairing the Premises under sound accounting principles.

         The operating expense increases shall not exceed five percent (5%) cummulatively per year except for the first year's fixed rate as it affects the second year's adjustment, not including those items outside of Landlord's direct control such as taxes and utilities, which shall not be capped.

         Notwithstanding anything to the contrary contained herein, capital expenditures and the costs of preparing any other unit for rental shall not be included as operating costs. However, if Landlord incurs any capital expense for an improvement required by virtue of any governmental statute, ordinance or regulation then Landlord shall be permitted to recover on an amortized basis the portion of the capital costs applicable to the term of this Lease including any renewal or extension. Similarly, should Landlord make any capital improvement which reduces the operating costs payable hereunder then Landlord shall be permitted to recover the amortized costs as aforesaid but in no case shall the expense allocated to Tenant exceed the cost savings achieved by the capital improvement.

         Within sixty (60) days after the expiration of each calendar year, Landlord shall furnish Tenant with an accounting of the actual operating expenses. If the actual operating expenses are less than the estimated expenses paid by the tenant the difference will be credited against all rental payments immediately due following the issuance of credit. In the event that the operating expenses exceed the estimates then Tenant shall pay to Landlord the difference within twenty (20) days of receipt of the accounting. The estimated payment for the current year shall then be adjusted to reflect the actual operating costs of the prior year.

         (c) When used in this Lease pro rata shall be a percentage obtained by dividing the square footage of the Premises by the square footage of the Building in which the Premises are located. The percentage for the Premises is 32.62 percent.

         (d) In determining Operating Expenses, if less than 95% of the rentable area of the Building have been occupied by tenants for more than thirty
     (30) days during such year, operating expenses shall be deemed for such year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy of the Building been 95% throughout such year, as reasonably determined by Landlord.

9.   LATE PAYMENT

         Rent is due and payable on or before the first day of each month. Rent received after the tenth (10th) of the month is subject to a late charge of six percent (6%) of the monthly payment which charge must accompany rent. An additional charge will be made for checks returned for insufficient funds.

10.  SECURITY DEPOSIT - DELETED

11.  SIGNS

         Landlord shall place a building standard sign upon the Tenant's door and a listing in the directory on the first floor. Tenant shall not post any sign or other listing in the windows or upon the exterior of the Building.

12.  EXCESS USE OF ELECTRICITY

         Landlord shall bill Tenant separately and Tenant shall pay to Landlord, at its then prevailing rate, an hourly fee for excess costs incurred for electricity, heating and air conditioning beyond the Building's normal operating hours. These hours are defined as follows:

                 Weekly business days:    8:00 AM to 7:00 PM
                  Customer Service Area:  8:00 AM to 9:00 PM
                 (All Areas) Saturday:    8:00 AM to 1:00 PM

     Tenant shall have direct control of lighting at all hours.

13.  CONDITION OF PREMISES

         (a) Before the Commencement Date, Landlord will substantially complete the construction of the Building or any improvements to the Premises (if not substantially completed as of the date of this Lease) to the stage that the Building is operable for Tenant's purposes, which shall be defined as occurring when the public entrances of the Building, including ground floor lobbies and public hallways of the floor containing the Premises (or portions of said lobbies and hallways necessary to provide reasonable and safe access to the Premises) are substantially completed and elevators necessary to provide services to the Premises, the heating and air conditioning system (as required for the season and then prevailing climate) and all other mechanical systems required for service to the Premises are in regular operation.

         (b) The Premises shall be deemed to be substantially completed when all work specified to be done in Exhibit "C" ("Tenant Finish") have been substantially completed, except for: (i) minor items of finishing and construction of a nature which are not necessary to make the Premises reasonably tenantable for the permitted use, and; (ii) items not then completed because of delay by Tenant in furnishing any drawings, plans or approvals (collectively, "Plans") required by Exhibit "C" or because of approved requests made by Tenant subsequent to delivery of Plans, or changes or additions therein.

         (c) If Tenant fails to furnish or approve space plans by January 31, 1994, or makes any changes in such plans after said date, Tenant shall bear any additional construction or other expense to Landlord caused directly by any delay in furnishing the Plans or by any such changes and shall pay Landlord as a portion of rent, at the Commencement Date, an amount equal to the aggregate number of days lapsed between the delivery date set forth in Exhibit "C" and the actual delivery dates, multiplied by 1/365th of the annual base rent, plus an amount of additional rent attributed to such period as reasonably estimated by Landlord. Landlord and Tenant, understanding the difficulty in determining or estimating the actual damages that will result from Tenant's lateness in delivering Plans, have agreed upon the foregoing as an appropriate method of liquidating such damages.

          (d) Landlord shall have the Premises substantially completed by the Commencement Date, except for delays due to Force Majeure or Tenant's failure to timely furnish or approve the Plans, any of which shall extend the Commencement Date for a period equal to a total of the duration of each such delay. If the Premises is not substantially completed within one (1) month of the Commencement Date, Landlord shall credit Tenant one (1) day of "free" rent for each late day as penalty, or if not completed within THREE (3) months following the Commencement Date, as the same may be extended in accordance herewith, Tenant, as Tenant's sole right thereby arising, may terminate this Lease by notice to Landlord given thereafter, provided that the terms shall not have commenced within thirty (30) days after the giving of such notice by Tenant. This Lease shall terminate in such case upon expiration of thirty (30) days after Landlord's receipt of such notice without substantial completion having occurred, whereupon Landlord shall return all rent and the security deposit paid by Tenant to Landlord in advance, and all further obligations of the parties hereunder shall end. It is understood that in the event of such termination by Tenant,

     Landlord shall have no responsibility to reimburse Tenant for any cost or expense which Tenant may have directly or indirectly incurred with respect to this Lease or the projected occupancy of the Premises, whether arranging for or terminating of arrangements for other space, or any alterations to the Premises of otherwise except for reasonable legal fees.

          (e) The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition, order and repair, subject only to a punch list which will be prepared prior to the time the Tenant takes possession.

          (f) The Tenant shall quit and surrender the Premises at the end of the term in as good condition as received except for reasonable wear and tear.

14.  REPAIRS AND MAINTENANCE

          (a)  Except as specifically otherwise provided in paragraph (b) and
     (c) of this paragraph, Tenant, at its sole cost and expense and throughout the term of this Lease, shall keep and maintain the Premises including carpeting in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all repairs necessary to keep and maintain such good order and condition reasonable wear and tear excepted, whether such repairs are interior or exterior, ordinary or extraordinary, foreseen or unforeseen. When used in this Article 14, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.

          (b) Landlord, throughout the term of this Lease and at Landlord's sole cost and expense, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises, providing however, that Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair. Tenant shall pay the cost of any repairs made pursuant to this paragraph if same are occasioned by the act, omission or negligence of Tenant, its employees or invitees.

          (c) Landlord shall make all necessary repairs to the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements on the property; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord received written notice of the need for such repair. Tenant shall pay its proportionate share of the cost of all repairs to be performed by Landlord pursuant to this subparagraph (c) as additional rent promptly upon being billed therefore.

          (d) Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein. There shall be no abatement of rent because of such repairs, alterations, additions or improvements, except as set forth in the "Fire or Other Casualty"
     Section 24 hereof.

15.  ALTERATIONS AND TRADE FIXTURES

          Tenant shall have the right to make any reasonable alterations, additions, or improvements with Landlord's prior written consent and all alterations, additions or improvements made by either of the parties hereto upon the Premises, except moveable and detached or detachable office furniture, and moveable partitions, and moveable machinery and equipment put in at Tenant's expense, shall be the property of Landlord, and shall remain upon and be surrendered with the Premises, as part thereof at the termination of this Lease.

          Any property or fixtures which remain upon the Premises after the expiration of the Lease shall be deemed abandoned by Tenant and Landlord may take possession of same and dispose of in any reasonable manner without any further liability of Landlord to Tenant. Any costs associated with the removal of such property shall be payable by Tenant.

          All labor and materials furnished by or on behalf of Tenant under or pursuant to this Lease shall be first class, no less than the caliber and quality which exists in the Premises and by contractors approved in writing by Landlord and shall be accomplished at times so as not to disturb the activities of other tenants. Tenant shall not install any alterations, additions or improvements in such a manner as to compromise the structural integrity of the Premises or any part thereof. The labor and materials shall be installed in complete conformity to all applicable statutes, codes, ordinances and regulations.

          Landlord agrees that it will not unreasonably withhold or delay its consent to any proposed addition, alteration or improvement. Tenant agrees that it will submit to Landlord sealed plans and specifications along with the name and address of the proposed contractor and all subcontractors as part of any request made hereunder. Prior to commencing the work, Tenant will furnish Landlord with copies of all governmental permits and certificates establishing that its contractor and subcontractors have adequate insurance coverages. Upon completion of the work, Tenant will submit to Landlord as-built drawings and certificates of inspection certifying the satisfactory completion of the alteration, addition or improvement.

          Landlord either has or is in the process of installing a master key system. Tenant therefore agrees that under no circumstances will it change any of the exterior locks thereby making it impossible for the Landlord to gain access with its master key.

16.  ACCESS TO PREMISES

          Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times upon twenty-four (24) hour notice except in the case of emergency, for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or to the Building as may be necessary. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. Tenant shall not change any lock leading into the Premises whereby Landlord would not be able to enter with a master key.

17.  ECRA COMPLIANCE

          Tenant shall, at Tenant's own expense, comply with the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq. and the regulations promulgated thereunder ("ECRA"). Tenant shall, at Tenant's own expense, make all submission to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection ("NJDEPE"). Should the Bureau or any other division of NJDEPE determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which occur during the term of this Lease, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Premises pursuant to ECRA. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall be required to pay for only one (1) such affidavit during the term of this lease. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Premises which occur during the term of this Lease; and from all fines, suites, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by ECRA Bureau or any other division of NJDEPE. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Premises which occur during the term of this Lease. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction.

          Nothing herein is intended nor shall be it construed as imposing any environmental liability upon the Tenant for any spill or discharge occurring prior to the date that the Tenant takes possession nor shall the Tenant be required to comply with the NJDEPE closure requirements in the event that the Landlord determines to sell the Building or otherwise engages in a reorganization of some other act which triggers the NJDEPE closure requirements.

          Landlord warrants to the best of its knowledge that there exists no discharges of hazardous substances or waste, or the existence of PCB's and Asbestos on the Premises and further indemnifies Tenant from such condition if in existence before Tenant's lease commencement.

18.  BUILDING SERVICES

          (a) Landlord shall provide within the following standards consistent with the operation of a first class office building in the Philadelphia metropolitan area:

               (1) Air conditioning, ventilating and heating, at comfortable levels through the system of the Building, Monday to Friday, from 8:00AM to 7:00PM except as modified in Paragraph 12 and on Saturdays from 8:00AM to 1:00PM, excluding holidays so as to heat the Tenant's Premises to a minimum of 68 degrees F. between October 1 and May 1 and cooled to a maximum of 74 degrees F. between May 1 and October 1, subject to revision due to mandatory or voluntary compliance with Federal, State or Municipal laws, orders, rulings, statutes or guidelines from time to time in effect during the term of this Lease, and any renewals thereof.

               (2) Electric current controllable by Tenant at all hours in such reasonable quantity as may be required by Tenant for the operation of the lighting fixtures and electrical outlets existing upon the Premises as of the date of the commencement of the Lease. If Tenant's use of electricity, in Landlord's judgement reasonably exercised, exceeds normal office use levels, Landlord may, at Tenant's expense install a submeter in the leased space to measure the electricity consumed and bill Tenant the cost thereof. In the event a meter cannot be used, a mutually agreed upon load count may be used to determine the amount of electricity used which exceeds normal levels.

               (3) Landlord, at the inception of this Lease, will furnish light bulbs or fluorescent tubes for each lighting fixture then installed on the Premises at Landlord's expense and during the term of this Lease or any renewals or extensions thereof, replace the same from time to time as needed, the labor and material of which replacements shall be billed to Tenant if overused or abused, otherwise the cost shall be included in the normal operating expense budget.

               (4) Maintenance of service of the public toilet rooms in the Building.

               (5)  Cleaning of outside and inside of exterior window panes.

               (6)  Cleaning and maintenance of common areas in the Building.

               (7) Elevator service during the normal business hours set forth in subparagraph 1 above, except that a minimum of one (1) elevator shall be operational at all times;

               (8)  Janitor service - Exhibit "D".

          Tenant shall have the right but not the obligation to contract directly for janitorial service and the cost normally included in the operating expenses shall be adjusted accordingly to reflect only the Tenant's pro rata share of building common areas. Landlord shall charge only for services customarily provided in similar buildings at rates reasonably acceptable to the industry.

          Landlord does not warrant that these services shall be free from any slowdown, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies or caused by the maintenance, repair, substitution, renewal, replacement or improvement of any of the equipment involved in the furnishing of any such services, or caused by changes of services, alterations, strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord; and specifically no such slowdown, interruption or stoppage of any such services shall ever by construed as an eviction, actual or constructive, of Tenant nor shall same cause any abatement of annual basic rent or additional rent payable hereunder.

19.  ASSIGNMENT AND SUBLETTING

          (a) Tenant shall have no right to sublet all or any part of the Premises without the prior written approval of Landlord, except to an affiliate or subsidiary which shall not require Landlord's approval. Approval by Landlord will not be unreasonably withheld. On any approved subletting of all or any part of the Premises, (a) Landlord shall receive from Tenant fifty percent (50%) of all profit direct or indirect derived by Tenant from the subletting* and (b) Tenant shall remain liable under all terms and conditions of this Lease. In the event of default by Tenant under the terms and conditions of this Lease at such time that all or part of the Premises are then sublet, Landlord may collect directly from the subtenant(s) all rents becoming due to Tenant under the Sublease(s) and apply such rents against any sums due to Landlord by Tenant under this Lease, and Tenant hereby authorizes and directs such Subtenant(s) to make such payment of rent to Landlord upon receipt of notice from Landlord. Such collection of rent by Landlord shall not constitute a novation or a release of Tenant from its liability under the terms and conditions or this Lease.

          (b) Tenant shall have no right to make an assignment of this Lease without the prior written approval of Landlord. Approval by Landlord will not be unreasonably

* excluding the sale of furniture, fixtures and equipment in the premises withheld. On any approved assignment of this Lease, (a) Landlord shall have the right to approve the assignee and the assignment documents (the assignee must agree therein to assume all terms, conditions, and obligations of the Lease), (b) Landlord shall receive from Tenant all profit derived by Tenant form the assignment, and (c) Tenant shall be relieved of all subsequent liability under the terms and conditions of this Lease upon the approval and completion of the assignment.

          (c) The written approval of Landlord to one or more sublettings or assignments shall not operate as a waiver of Landlord's right to approve any further sublettings and assignments.

          (d) Tenant shall not (a) mortgage, pledge or otherwise encumber its interest in this Lease or (b) grant any license, concession or other right of occupancy of any portion of the Premises, without the prior written consent of Landlord.

          (e) As a condition precedent to Tenant's right to sublease the Premises or to assign this Lease, Tenant shall, at Tenant's own expense, comply with ECRA.

          (f) Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the Bureau and all documents, reports, directives and correspondence provided by the Bureau to Tenant. Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises.

          (g) As a condition precedent to Tenant's right to sublease the Premises or to assign the Lease, Tenant shall have received from the Bureau either (i) a non-qualified approval of Tenant's negative declaration or
     (ii) a non-applicability letter, for which Tenant shall promptly apply pursuant to ECRA. If this condition shall not be satisfied, then Landlord shall have the right to withhold consent to sublease or assignment.

          (h) Nothing herein to the contrary withstanding, Landlord's written consent shall not be required for any sublease or assignment of this Lease to any other entity which controls or is controlled by Tenant provided that Tenant shall continue to remain liable in such instance. Tenant shall be required to give Landlord thirty (30) days written notice in advance of any such subleasing or assignment.

          (i) Tenant agrees that any subleasing or assignment to any person, firm, partnership or corporation which is not an actual user of the Premises is absolutely prohibited and nothing herein shall require Landlord to consent to any such subleasing or assignment.

20.  MECHANICS' LIENS

     If any mechanics' or other lien shall be filed against the Premises or the Building for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within thirty (30) days after Tenant receives written notice. If Tenant shall fail to cause such lien to be discharged of record within such thirty (30) day period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto. The cost to Landlord for removal of such lien will be charged to Tenant as additional rent and payable on the first day of the month next following the payment by Landlord. Tenant shall indemnify and hold Landlord harmless against any and all claims, costs, damages, liabilities and expenses (including reasonable attorney fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or its discharge.

21.  INDEMNIFICATION AND LIABILITY INSURANCE

          (a) Tenant shall indemnify hold Landlord harmless against and from liability and claims of any kind for liabilities, losses, damages, suits, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person, entity, independent contractor or governmental authority, arising out of or in any way connected with, (i) Tenant's use and occupancy of the Premises or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (ii) any breach or default by Tenant of any of Tenant's obligations under this Lease; (iii) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors; or
     (iv) any failure by Tenant to comply with any statutes, ordinances, regulations, guidelines, or orders of any governmental authority. Tenant shall, at Tenant's expense, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorney fees,

          (b) During the term of this Lease or any renewal thereof, Tenant shall obtain and maintain and promptly pay all premiums for comprehensive general liability insurance with respect to the demised Premises, the Buildings and land on which it is situated, covering at least the hazards of "premises operations" and "independent contractors" in the amount of not less than $1,000,000.00 with respect to injuries to or death or any one person and in the amount of not less than $1,000,000.00 with respect to injuries to or death of more than one person in any one occurrence and in the amount of not less than $100,000.00 per occurrence with respect to damaged property, such coverage to also include a contractual liability endorsement with such insurance company or companies as shall be satisfactory to Landlord from time to time, and all such policies and renewals thereof shall name the Landlord as an additional insured. On or before the commencement date of the term of this Lease, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance evidencing coverage required by this Lease.

         (c) All Tenant's policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without thirty (30) days prior written notice to Landlord and (ii), (iii) that the insurance company issuing the same shall have no right of subrogation against the Landlord, and (iv) that as to the interest of Landlord, the insurance afforded by the policy shall not be invalidated by any breach or violation by Tenant of any of the warranties, declarations or conditions in the policy.

         (d) Landlord shall insure the Building of which the demised Premises are a part and Tenant shall insure the fixtures, equipment, machinery, tenant improvement and betterments and contents against loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance including sprinkler leakage and rent insurance where applicable from time to time available. Tenant shall not engage in any activity or store any product or material in the demised Premises which will either cause an increase in the insurance on the entire Building or which will make the Building uninsurable.

22. WAIVER OF SUBROGATION

         Tenant and Landlord, respectively, hereby release each other from any and all liability or responsibility to the other for anyone claiming by, through or under it or them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair such insurance or prejudice the right of the insured to recover thereunder.

23. WAIVER OF CLAIMS

         Except as otherwise in this Lease provided, Landlord and Landlord's agents, servants and employees shall not be liable for, and Tenant hereby releases and relieves Landlord, its agents, servants, employees from, all liability in connection with any and all loss of life, personal injury, damage to or loss of property, or loss or interruption of business occurring to Tenant, its agents, servants, employees, invitees, licensees, visitors, or any other person, firm, corporation or entity, in or about or arising out of the Premises, from, without limitation, (a) any fire, other casualty, accident, occurrence or condition in or upon the Premises or the Building; (b) any defect in or failure of
    (i) plumbing, sprinkling, electrical, heating or air conditioning systems or equipment, telecommunication conduit, lines and equipment or any other systems and equipment of the Premises and the Building, and (ii) the elevators, stairways, railings or walkways of the Building; (c) any steam, gas, oil, water, rain or snow that may leak into, issue or flow from any part of the Premises or the Building from the drains, pipes, roof, or plumbing, sewer or other installation of same, or from any other place or quarter; (d) the breaking or disrepair of any installations and equipment;
    (e) the falling of any fixture or any wall or ceiling materials; (f) damaged or broken interior or exterior glass; (g) latent or patent defects; (h) the exercise of any rights by Landlord under the terms and conditions of this Lease; (i) any acts or omissions of the other tenants or occupants of the Building or of nearby buildings; (j) any acts or omissions of other persons; (k) any acts or omissions of Landlord, its agents, servants and employees, except those involving gross negligence; and (l) theft, acts of God, public enemy, injunction, riot, strike, insurrection, war, court order or any order of any governmental authorities having jurisdiction over the Premises.

24. FIRE OR OTHER CASUALTY

         (a) If the Premises are damaged by fire or other casualty, the damages shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned from the date of such fire or other casualty according to the part of the Premises which is usable by Tenant. Landlord agrees to repair such damage within a reasonable period of time after receipt from Tenant of written notice of such damage, except that Tenant may agree to repair and replace its own furniture, furnishings, equipment and any alteration or improvement installed by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from such damage or the repair thereof.

         (b) If the Premises, in the opinion of Landlord's licensed architect or engineer, are (i) rendered substantially untenantable by reason of such fire or other casualty, or (ii) twenty percent (20%) or more of the Premises is damaged by said fire or other casualty and less than six (6) months would remain on the Lease term or any renewal thereof upon completion of the repairs or reconstruction, or (iii) fifty percent (50%) or more of the Premises is damaged by said fire or other casualty, then Landlord shall have the right to be exercised by notice in writing delivered to the Tenant within thirty (30) days from and after said occurrence, to elect to terminate this Lease, and, in such event, this Lease and the tenancy hereby created shall cease as of the date of said occurrence, the rent to be adjusted as of said date.

         (c) If the Building, in the sole opinion of Landlord, shall be substantially damaged by fire or other casualty, regardless of whether or not the Premises were damaged by such occurrence, Landlord shall have the right, to be exercised by notice in writing delivered to the Tenant within thirty (30) days from and after said occurrence, to terminate this Lease; and in such event, this Lease and the tenancy hereby created shall cease as of the date of said termination unless terminated as of the date of said occurrence in accordance with Paragraph 24(b) hereof, the rent to be adjusted as of the date of such termination.

25. SUBORDINATION AND NON-DISTURBANCE

         This Lease is subject and subordinate to any mortgage now or hereafter affecting or covering the Premises. Notwithstanding the aforesaid subordination, in the event of the foreclosure of any such mortgage, (a) this Lease shall not terminate, and (b) the peaceful possession of Tenant shall not be disturbed, provided that Tenant is not in default under any of the terms and conditions of this Lease. Tenant agrees to attorn to and to recognize the mortgagee or the purchaser at foreclosure sale as Tenant's landlord for the balance of the term of this Lease. Tenant hereby agrees, however, that such mortgage or the purchaser at foreclosure sale shall not be (i) liable for any act or omission of Landlord and (ii) subject to any offsets or defenses which Tenant might have against Landlord; (iii) bound by any amendment or modification of this Lease made without its consent. The aforesaid subordination, non-disturbance and attornment provisions shall be self-operative; however, Tenant agrees to promptly execute any other agreement submitted by Landlord in confirmation or acknowledgement of same. Tenant hereby authorizes and empowers Landlord as its attorney-in-fact to execute an instrument in confirmation or acknowledgement of the provisions of this paragraph in the event that Tenant fails to execute any document within ten (10) days of its presentation.

26. CONDEMNATION

         (a) If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use of purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then in that event the term of this Lease shall cease and terminate from the date when possession is taken thereunder pursuant to such proceeding or purchase. The rent shall be adjusted as of the time of such termination and any rent paid for a period thereafter shall be refunded. In the event more than fifteen percent (15%) of the Building containing same shall be so taken (or if more than fifty percent (50%) of the parking areas are taken and not promptly replaced with contiguous parking areas) then Landlord may elect to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase or, upon mutual agreement of the parties, Landlord shall repair and restore, at its own expense, the portion not taken and thereafter the rent shall be reduced proportionately to the portion of the Premises taken.

         (b) In the event of any total or partial taking of the Premises or the Building, Landlord shall be entitled to receive the entire award in such proceeding of the Building and land and Tenant shall make a separate application for Tenant's fixtures, equipment and moving expenses under the then applicable New Jersey eminent domain code.

         (c) If the Premises or the Building are declared unsafe by any duly constituted authority having the power to make such determination, or are the subject of a violation notice or notice requiring repair or reconstruction which cannot be repaired by Landlord at its sole cost and expense within thirty (30) days, then Landlord at its option, may terminate this Lease, unless Tenant chooses to make such repair at it's own cost, and in such event, Tenant shall immediately surrender said Premises to Landlord and thereupon this Lease shall terminate and the rent shall be apportioned as of the date of such termination.

27. ESTOPPEL CERTIFICATE

         Tenant shall, at any time and from time to time, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord, or its mortgagee or trustee, a statement in writing duly executed by Tenant (i) certifying that this Lease is in full force and effect (if that be the case) without modification or amendment (or, if there have been any modifications or amendments, that this Lease is in full force and effect as modified and amended and setting forth the modifications or amendments), (ii) certifying the dates to which annual basic rental and Additional Rent have been paid, and (iii) either certifying that to the knowledge of the Tenant no default exists under this Lease or specifying each such default; it being the intention and agreement of Landlord and Tenant that any such statement by Tenant may be relied upon by a prospective purchaser or a prospective or current mortgagee of the Building, or by others, in any matter affecting the Premises.

28. DEFAULT

         The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

         (a) Failure of Tenant to accept possession of the Premises within thirty (30) days after the date of issuance of a certificate of occupancy;

         (b) The vacation or abandonment of the Premises by Tenant, which shall be defined as Tenant's non-use of the premises for a contiguous period of greater than fourteen (14) calendar days;

         (c)  A failure by Tenant to pay, when due or no later than the tenth
    (10th) day of the month, any installment of rent hereunder or any Additional Rent or any such other sum herein required to be paid by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant. No default shall exist until ten (10) days after Landlord has sent to Tenant a written notice that the rent has not been received except that Landlord shall not be required to send Tenant notice of nonreceipt of rental more than three (3) times during any twelve (12) consecutive months;

         (d) A failure by Tenant to observe and perform any other provisions or covenants of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such thirty
    (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

         (e) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency laws of a receiver or trustee of Tenant's property; or an assignment by Tenant for the benefit of creditors; or the taking of possession of the property of Tenant by any local, state or federal governmental officer or agency or court appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant's business; provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing of same.

29. REMEDIES

         Upon the occurrence of any such default set forth above:

         (a) Landlord may (but shall not be required to) perform for the account of Tenant any such default of Tenant and immediately recover as Additional Rent any expenditure made and the amount of any obligations incurred in connection therewith, plus interest at the rate of two percent (2%) per annum over the Midlantic National Bank prime rate from the date of such expenditure;

         (b) Landlord may accelerate all rent and additional rent due for the balance of the term of this Lease and declare the same to be immediately due and payable; in the case of bankruptcy, insolvent by law or reorganization, Tenant agrees to vacate premises and accelerate rent for a period of two (2) months. This Lease and the unexpired term hereof shall cease and expire.

         (c) In determining the amount of any future payments due Landlord due to increase as an operating cost and/or for costs of living increases, Landlord may make such determinations based upon the amount of increases in operating costs and costs of living increase for the full year immediately prior to such default;

         (d) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term hereof and all renewal options shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture of payment of any sum due or by the performance of any terms, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date herein granted for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Premises shall be relet;

         (e) Landlord may, at any time after the occurrence of any event of default, re-enter and repossesses the Premises and any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated or in its own behalf if this Lease be terminated, to relet all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant;

         (f) Landlord shall have the right of injunction, in the event of a breach by Tenant of any of the agreements, conditions, covenants or terms hereof, including the actual vacation of the Premises at the end of the term, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. Landlord shall have the right of distraint upon Tenant's goods pursuant to N.J.S.A. 2A:33-1 et seq. upon adequate notice consistent with due process. The right and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

         (g) In the event Tenant fails to vacate the premises upon the expiration of this or any extended term hereunder or upon termination of this Lease, Tenant shall pay to the Landlord one hundred fifty percent (150%) the monthly rental payment for the month in which this Lease expired or terminated and for each succeeding month as liquidated damages.

         This lease may only be extended beyond the expiration date by the parties executing a new lease on Landlord's then current lease form or by an extension agreement signed by both parties making specific reference to this Lease. No proposals, offers, correspondence or the like shall be legally binding upon Landlord until and unless the terms are incorporated in either a new lease or a formal amendment to this Lease as provided in paragraph 40.

         (h) In addition to all remedies provided herein or by law, Tenant shall pay to Landlord reasonable attorneys fees and court costs incurred as a result of such breach.

30. REQUIREMENT OF STRICT PERFORMANCE

         The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other of subsequent breach. The receipt by Landlord of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

31. RELOCATION OF TENANT - DELETED


32. LANDLORD'S OBLIGATIONS

         Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured; shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder.

33. LANDLORD'S LIABILITY

         Landlord shall have no liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any action of this Lease by Landlord.

34. SUCCESSORS

         The respective rights and obligations provided in this Lease shall bind and inure to the benefit to the parties hereto, their legal representatives, heirs, successors and assigns; provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord's written consent for the transfer to such successor has first been obtained as provided in paragraph 19 hereof.

35. GOVERNING LAW

         This Lease shall be construed, governed and enforced in accordance with the laws of the state in which the Premises are located.

36. SEVERABILITY

         If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

37. CAPTIONS

         Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope of intent of the various provisions of this Lease.

38. GENDER

         As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

39. WARRANTIES OF TENANT

         Tenant warrants to Landlord that Tenant dealt and negotiated solely and only with Landlord for this Lease and with no other broker, firm, company or person, other than JACKSON-CROSS COMPANY. Tenant further warrants that it is a corporation it is in good standing organized and existing under the laws of the State of California, that all corporate action necessary to authorize the execution of this Lease has been taken by the Board of Directors and that the Regional Manager, DONALD R. CAST, has been authorized to execute and attest respectively this Lease.

         Tenant for good and valuable consideration shall indemnify and hold Landlord harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgements imposed upon, incurred by or asserted against Landlord by reason of the falsity or error of this aforesaid warranty.

40. ENTIRE AGREEMENT

         This Lease, including the Exhibits and any Riders hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the due exercise of an option (if any) contained herein and/or otherwise formal agreement signed by both Landlord and Tenant specifically extending the terms. No negotiations, correspondence by Landlord or offers to extend the terms shall be deemed an extension of the termination date for any period whatsoever without such formal agreement.

41. WAIVER OF TRIAL BY JURY

         Landlord and Tenant each hereby waive the right to a trial by jury in the event any claim is made concerning the construction, interpretation or enforcement of this Lease.

42. CONSENT OF THE PARTIES

         Wherever the consent of either party is required, it shall be deemed to be written consent and shall not be unreasonably withheld or delayed.

43. ADDITIONAL SCHEDULES

         The following additional schedules are attached hereto and made a part of this Lease:

                        Exhibit "A" - Plan

                        Exhibit "B" - Rules and Regulations

                        Exhibit "C" - Tenant Work Letter

                        Exhibit "D" - Janitorial Specifications

                        Exhibit "E" - Renewal Option

                        Exhibit "F" - Fees

                        Exhibit "G" - Right of First Offer

                        Exhibit "H" - Amended Agreement

44. BINDING EFFECT

         This Lease shall be effective only when it is signed by both the Landlord and Tenant and a fully executed copy delivered to the Tenant. The Tenant's submission of a signed Lease for review by the Landlord does not give the Tenant any interest, right or option to the Premises.

45. CESSATION OF EXISTING LEASE

         Landlord and Tenant agree that, upon the Commencement Date (as defined and, potentially, amended in Paragraph 7) the existing Lease dated July 13, 1990 (and subsequently amended by various and numerous Lease Amendments) between the Landlord's predecessor and Tenant shall cease, and Tenant shall be entitled to a refund of any prepaid rent, as well as a return of Tenant's deposit monies paid to Landlord's predecessor pursuant to the July 13, 1990 Lease.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease and have initialed the Exhibits and Riders hereto in seven (7) counterparts the day and year first above written.


TENANT: qad.inc

BY Donald R. Cast
   -------------------------------

Title Regional Manager
      ----------------------------


LANDLORD: LAUREL LARCHMONT OFFICE INC.

BY James R. Lanno
   -------------------------------

Title Vice President
      ----------------------------

                                    EXHIBIT "A"




                                    [FLOOR PLANS]


                               (WEST WING-FIRST FLOOR)

                               (EAST WING-FIRST FLOOR)



                                10000 MIDLANTIC DRIVE
                               LAUREL CORPORATE CENTER
                               MOUNT LAUREL, NEW JERSEY
                               [Illegible]

                                    EXHIBIT "A"




                               FIRST FLOOR PLAN (EAST)

                                    EXHIBIT "A"




                               SECOND FLOOR PLAN (EAST)

                                    EXHIBIT "A"



                                SECOND FLOOR PLAN (WEST)

                             EXHIBIT "B"
                        RULES AND REGULATIONS


1. No part or the whole of the sidewalks, plaza areas, entrances, passages, courts, stairways, corridors or halls of the building or the real property shall be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the space demised to such Tenant.

2. No awnings or other projections shall be attached to the outside walls or windows of the building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the space demised to any tenant other than those specified or supplied by landlord, removal of same at any time will be prohibited.

3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted, or affixed on any part of the outside or inside of tenant's premises, so as to be visable from the exterior without prior written consent of landlord.

4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the building.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein. All repairs necessitated by damage resulting from any misuse of the plumbing fixtures shall be borne by the tenant.

6. No tenant, nor any of its agents, employees, visitors, licensees, contractors, or suppliers shall at any time bring or keep upon the leased premises any flammable, combustible or explosive fluid, chemical or substance without landlord's prior approval, and tenant shall obey fire regulations and procedures governing said leased space and building.

7. No tenant shall mark, paper, paint, bore into, make any alterations or additions to, or in any way deface any part, including equipment and fixtures, of the leased space or the building of which it forms a part, without the prior written consent of landlord. No wires shall be installed except in conduits, ducts or outlets established for that purpose, unless prior written consent of landlord has been obtained. No tenant shall lay carpeting, so that the same shall come in direct contact with the floor of the leased space, and, if tenant desires to install carpeting, an underlayment shall be first laid, without the use of cement or other similar adhesive material. If any tenant desires to install any floor covering other than carpeting, subject to the prior written consent of landlord, such floor covering shall be installed in accordance with the manufacturer's specifications.

8. No cooking shall be done or permitted by any tenant in the leased space, without the prior written consent of landlord, provided, however, that the heating, refrigeration and preparing of beverages and light snacks for employees shall be permitted if there are appropriate facilities and equipment for such purposes. No tenant shall cause to permit any unusual or objectionable odors to be produced upon or emanate from the leased space.

9. Neither the whole nor any part of the space demised to any tenant shall be used for manufacturing, without prior written approval from the landlord, or for the sale at auction of merchandise, goods, or property.

10. No tenant shall make or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the building or neighboring buildings or premises.

11. All moving of safes, freight, furniture or bulky matter of any description to and from the leased space, shall only take place within the confines of specified passageways or stairs, and during the hours designated by landlord. There shall not be used in any space, or in the public walkways of the building, either by the tenant or by jobbers or others, in the delivery or receipt of merchandise, and hand trucks, except those equipped with rubber tires.

12. No tenant shall use or occupy or permit any portion of the space demised to such tenant to be used or occupied as an employment bureau or for the storage, manufacture or sale of liquor, narcotics or illegal drugs.

13. Landlord shall have the right to prohibit any advertising by any tenant which in landlord's opinion, tends to impair the reputation of the building, and upon notice from landlord, such tenant shall refrain from or discontinue such advertising.

14. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purposes.

15. The requirements of tenants will be attended to only upon application at the office of landlord. Building employees shall not be required to perform, and shall not be requested by any tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of landlord or the building management.

16. Canvassing, soliciting, and peddling in the buildings are prohibited, and each tenant shall cooperate to prevent the same.

17. No animals of any kind shall be brought into or kept about the building by any tenant.

18. No tenant shall install or permit or allow installation of a television, radio, or two-way radio antenna, or any other similar antenna, on the roof, in the windows or upon the exterior of the leased space of the building, without the prior written consent of landlord.

19. No tenant shall tie in, or permit other to tie into the water supply on the premises without prior written consent of the building management.

20. No tenant shall remove, alter or replace the building standard ceiling light diffusers in any portion of the leased space without the prior written consent of landlord.

21. Except for purposes of emergency, notices, posters, or advertising media will not be permitted to be affixed on the exterior of the building.

22. Business machines and mechanical equipment belonging to tenant which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree to be objectionable to landlord or to any tenant in the building shall be installed and maintained by tenant, at tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

23. Tenant shall immediately notify the building management of any serious breakage, or fire or disorder, which comes to its attention in its premises or any of the common areas of the building.

24. Tenant shall apply, at tenant's costs, such reasonable pest extermination measures as tenant deems reasonably necessary.

25. Tenant shall not burn any trash or garbage of any kind in or about the demised premises.

26. Tenant shall not permit the use or placement of door mats or the like on the exterior of any entrance door to the demised premises.

27. For purposes of these Rules and Regulations, the "building management" shall mean the duly designated representative of landlord to manage the building.

28. Landlord reserves the right to recind, amend, alter or waive any of the foregoing Rules and Regulations at any time when, in its judgement, it deems it necessary, desirable or proper for its best interest and for the best interest of the tenants, and no such recission, amendment, alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of these Rules and Regulations at any time.

ACCEPTED BY: /s/
            ---------------------------

ACCEPTED BY: /s/ James R. Lanno
            ---------------------------

                                  EXHIBIT "C"
                               TENANT WORK LETTER

Tenant acknowledges and agrees that the entire cost and expense of tenant improvement work to be performed for the leased premises is to be at the Tenant's sole cost and expense, except that the Landlord will contribute to such expense the amount of $25 per square foot of the leased premises.

Lessor shall be responsible for preparing all necessary construction drawings based on the floor plans submitted by the Lessee. Lessee shall have fourteen
(14) days in which to review and approve final construction drawings prepared by lessor.

The lessor shall be responsible for having work shown on the final construction plans completed in good and workmanlike manner as expeditiously as possible and shall give Lessee an allowance against the cost to construct said improvements shown on the final construction plans of up to $25.00 per rentable square foot for Lessee improvements. In the event the cost to construct said Lessee improvements exceeds $25.00 per rentable square foot, Lessee shall be responsible for the payment of all costs in excess of said $25.00 per rentable square foot allowance within fifteen (15) days of submission of an invoice from Lessor.

In the event, the cost to construct Lessee improvements is less than $25.00 per rentable square foot, Lessor shall apply the remaining value of the construction allowance as a credit against Base Rent due from Lessee. Such credit shall be applied in twelve (12) equal monthly installments beginning as of the Commencement Date.

The plans and specifications for these improvements shall be mutually agreed to by both Landlord and Tenant. Landlord will not unreasonably withhold its' approval.

Landlord is responsible to provide renovations which are required by the Americans with Disabilities Act which are not part of the above improvements, at no additional cost to Tenant.

Tenant requires the Landlord employ the design and construction services of Whitesell Services, Inc. for the purpose of continuity and expediency since time is of the essence.

If the cost of such service, in the reasonable opinion of Tenant, is not in keeping with industry standards in the region, then Tenant shall have the right to contract directly for the services. If Tenant chooses to contract directly for the services, then Tenant shall have no claim to penalties or termination defined in Paragraph 13(d) unless such delay is caused directly by Landlord.

                                  EXHIBIT "D"
                           JANITORIAL SPECIFICATIONS

A.    NIGHTLY -- (Monday through Friday)

      1.  OFFICES AND COMMON AREAS
          a.   Empty waste receptacles and replace liner as needed.
          b.   Boxes of trash will also be removed if clearly labeled
               "trash".
          c.   Empty and wipe all ash trays.
          d.   Vacuum all carpeted areas.
          e. Dust mop all tiled floors, baseboards and damp mop any spillages.
          f.   Dust and/or damp wipe clean the following:
                    Desks (if cleared), chairs, file cabinets, tables, lamps, pictures and frames, window sills, doors, push and switch plates and telephones.
          g.   Wash clean all water coolers and/or fountains.
          h.   Clean all glazed entrance and elevator doors.
          i.   Spot clean carpeting.
          j.   Sweep stair towers.

     2.   BATHROOMS
          a. Empty and clean waste receptacles (replace liner if applicable) and wash dispensers.
          b.   Sweep and wet mop all floors using disinfectant.
          c.   Spot clean all tiled walls and partitions.
          d.   Scour, wash and disinfect all basins, bowls and urinals.
          e. Wash and polish all mirrors, shelves and bright work including plumbing fixtures.
          f.   Refill all paper products and soap dispensers.

B.   WEEKLY

     1.   OFFICES AND COMMON AREAS.
          a. Render high dusting of all pictures, frames, doors, partitions pipes, louvers, etc.

     2.   BATHROOMS.
          a.   Spray buff tiled floors.

C.   MONTHLY

     1.   OFFICES AND COMMON AREAS.
          a.   Clean all interior partition glass, diffusers and grills.

     2.   BATHROOMS.
          a.   Machine wash and refinish floors.

D.   EVERY THREE MONTHS

     1.   OFFICES AND COMMON AREAS.
          a.   Strip and refinish all tiled flooring as appropriate.

     2.   STAIR TOWERS.
          a.   Damp mop all floors.

E.   EVERY SIX MONTHS

     1.   WINDOWS.
          a.   Wash clean all interior and exterior windows.

F.   ANNUALLY

     1.   COMMON AREAS AND TENANT SPACES.
          a.   Carpet cleaning.

Revised: 11/12/93

                                EXHIBIT "E"
                               RENEWAL OPTION

(A) So long as Tenant is not in default under this Lease, Landlord grants to Tenant the option to extend the term of this Lease from the date of termination of the initial term for an additional term of five (5) years (the "First Renewal Term") upon all of the terms, conditions and provisions set forth in this Lease, except that the yearly Minimum Rent payable under
Section 8(A) of this Lease for each Lease Year (hereinafter defined) of the Renewal Term shall be as set forth below in this Exhibit "E". To exercise the option to renew, Tenant shall give Landlord written notice of such exercise not less than one hundred eighty (180) days prior to the expiration of the initial term.

(B) The Minimum Rent payable under Section 8(A) of this Lease for the Lease Year of the Renewal Term shall be calculated on a fixed rental rate of $14.00 per square foot, $801,794.00 per year, $66,816.17 per month.

          (i) The term "Lease Year" as used in this Exhibit "E" shall mean the twelve (12) calendar months commencing with the first day of the first full calendar month of the initial term or the Renewal Term of this Lease, as applicable and the succeeding twelve (12) calendar month periods.

          Upon execution of the Renewal Option, Landlord shall provide Tenant within a reasonable time, and at no additional cost to the Tenant, refurbishment of the Premises including repainting all painted surfaces and new carpet installation in a quality equivalent to the initial carpet.


     LANDLORD:                            TENANT:
     BY  /s/ James P. Lanno               BY  /s/
     ----------------------------------   -----------------------------------
        James P. Lanno

                                  EXHIBIT "F"

                                     FEES

In the event of suit or other proceeding between the partners hereto with respect to this Lease, the prevailing party shall, in addition to other such relief as the Court may award, be entitled to recover reasonable attorney's fees, expenses and costs of investigations.

                                  EXHIBIT "G"

                              RIGHT OF FIRST OFFER

Provided that Tenant is not then in default hereunder, Landlord shall offer in writing to lease to Tenant any space in the building as to which Landlord has made a bona fide offer to lease to any other prospective tenant (hereafter, a "Qualified Offer"). Said right of first offer shall be subject to all rights of first offer previously granted other tenants in the building and the following conditions:

a) At the time Landlord makes any Qualified Offer, Landlord shall give Tenant written notice specifying (i) the identity of the proposed tenant; (ii) the square footage proposed to be leased and it's location within the Building and (iii) the proposed commencement date.

b) If Tenant intends to exercise it's right of first offer as to the space described in Landlord's notice, Tenant shall give Landlord written notice of such intent. Such notice must be received by Landlord not later than 5:00 p.m. prevailing Eastern Time on the fourteenth
     (14th) day following Tenant's receipt of Landlord's notice described in
     (a) above.

c) If Tenant fails to give timely notice in accordance with subparagraph (b) above, Landlord may lease such space to the party and on the terms specified in it's notice to Tenant, however, in the event a lease is not consummated with the party identified in Landlord's notice, Tenant's right of first offer shall again apply to the pertinent space and Landlord shall notify Tenant of any subsequent offer from or to any other party to lease same.

d) If Tenant properly exercises it's right of first offer granted hereby, that portion of space herein described, will be leased, as of the commencement date specified in Landlord's notice, on the terms and conditions applicable to the Premises, including the same basic rent per rentable square foot except as follows:

     (i) In the event the cost (per rentable square foot) to Landlord of constructing leasehold improvements comparable to those described in the Building Standard Tenant Work Letter attached hereto as Exhibit "C" is either higher or lower than the cost of such improvements to the Premises, the basic rent set forth in Paragraph 8(a) will be increased or decreased, as appropriate, by an amount equivalent to such cost differential.

          The amount of said cost differential, if any, will be determined by comparing the total work letter cost computed in accordance with the most recent "Dodge Report" available as of (1) the date of this lease and (2) the date of Tenant's notice of it's intent to exercise the foregoing option. The cost set forth in each such "Dodge Report" shall be conclusive as to any individual work letter item.

    (ii) Tenant's pro rata share of operating expenses under Paragraph 8(b) of the Lease shall be amended.

   (iii) The description of (and Exhibits depicting) the "Premises" in Paragraph 5 of the Lease shall be amended.

jp:11/17/93

                                  EXHIBIT "H"
                               AMENDED AGREEMENT

                           EARLY TERMINATION OF LEASE

Notwithstanding anything to the contrary contained in this Lease, Lessee, at its option, may cancel and terminate this Lease effective as of the end of the sixtieth (60th) month of the term, provided, as conditions of such termination and cancellations: (a) Lessee gives written notice to the Lessor at least one hundred and fifty (150) days prior to the commencement of the sixtieth (60th) month in the term of its intent to terminate the Lease, (b) Lessee pays to Lessor an amount equal to $12.00 per rentable square foot to cover the unamortized portion of those costs and expenses incurred by Lessor in connection with this Lease, and (c) Lessee continues to perform all the terms and conditions of the Lease until the date of its cancellation and termination.